                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

-----------------------------------x

In re:                             :        Chapter 11
                                            Case No. 99-3024 (PJW)

HVIDE MARINE INCORPORATED,         :
ET AL.,                                     (Jointly Administered)
                  Debtors.         :

-----------------------------------x

               DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

                                           KRONISH LIEB WEINER & HELLMAN LLP
                                           1114 Avenue of the Americas
                                           New York, New York 10036-7798
                                           (212) 479-6000

                                                      - and -

                                           YOUNG, CONAWAY, STARGATT & TAYLOR LLP
                                           Rodney Square North, 11 Floor
                                           P.O. Box 391
                                           Wilmington, Delaware 19899-0391
                                           (302) 571-6600

                                           Co-Counsel for the Debtors and
                                                    Debtors in Possession

Dated:   Wilmington, Delaware
         November 1, 1999

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

----------------------------------x

In re:                            :        Chapter 11
                                           Case No. 99-3024 (PJW)

HVIDE MARINE INCORPORATED,        :
ET AL.,                                    (Jointly Administered)
                 Debtors.         :

----------------------------------x


               DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

                                         KRONISH LIEB WEINER & HELLMAN LLP
                                         1114 Avenue of the Americas
                                         New York, New York 10036-7798
                                         (212) 479-6000

                                                    - and -

                                         YOUNG, CONAWAY, STARGATT & TAYLOR LLP
                                         Rodney Square North, 11 Floor
                                         P.O. Box 391
                                         Wilmington, Delaware 19899-0391
                                         (302) 571-6600

                                         Co-Counsel for the Debtors and
                                                  Debtors in Possession


Dated:   Wilmington, Delaware
         November 1, 1999

                             PLAN OF REORGANIZATION

                                TABLE OF CONTENTS

                                                                                                           Page No.
                                                                                                           --------

ARTICLE I.        DEFINITION AND CONSTRUCTION OF TERMS............................................................2

ARTICLE II.       TREATMENT OF ADMINISTRATIVEEXPENSE CLAIMS AND PRIORITY TAX CLAIMS..............................11

         2.1.     Administrative Expense Claims..................................................................11
         2.2.     Priority Tax Claims............................................................................12

ARTICLE III.      CLASSIFICATION OF CLAIMS AND INTERESTS.........................................................12

         3.1.     Class 1 (Other Priority Claims)................................................................12
         3.2.     Class 2 (Secured Claims).......................................................................12
                  3.2.1.   Class 2A (MARAD Claims)...............................................................13
                  3.2.2.   Class 2B (Capital Lease Claims).......................................................13
                  3.2.3.   Class 2C (Other Secured Claims).......................................................13
         3.3.     Class 3 (Unsecured Claims).....................................................................13
                  3.3.1.   Class 3A (General Unsecured Claims)...................................................13
                  3.3.2.   Class 3B (Senior Note Claims).........................................................13
                  3.3.3.   Class 3C (Trust Preferred Claims).....................................................13
                  3.3.4.   Class 3D (Intercompany Claims)........................................................13
         3.4.     Class 4 (Debt Securities Trading Claims).......................................................13
                  3.4.1.   Class 4A (Senior Note Securities Trading Claims)......................................13
                  3.4.2.   Class 4B (Convertible Subordinated Debenture Securities
                           Trading Claims).......................................................................13
         3.5.     Class 5 (Common Stock in Debtor Subsidiaries)..................................................13
         3.6.     Class 6 (HMI Common Stock and HMI Common Stock Securities
                  Trading Claims)................................................................................14
         3.7.     Class 7 (HMI Options)..........................................................................14

ARTICLE IV.       TREATMENT OF CLAIMS AND INTERESTS..............................................................14

         4.1.     Class 1 -- Other Priority Claims...............................................................14
                  4.1.1.   Nonimpairment.........................................................................14
                  4.1.2.   Distributions.........................................................................14
         4.2.     Class 2 -  Secured Claims......................................................................14
                  4.2.1.   Class 2A -- MARAD Claims..............................................................14
                  4.2.2.   Class 2B -- Capital Lease Claims......................................................15



                  4.2.3.   Class 2C -- Other Secured Claims......................................................15
         4.3.     Class 3 -- Unsecured Claims....................................................................15
                  4.3.1.   Class 3A -- General Unsecured Claims..................................................15
                  4.3.2.   Class 3B -- Senior Note Claims........................................................16
                  4.3.3.   Class 3C -- Trust Preferred Claims....................................................16
                  4.3.4.   Class 3D -- Intercompany Claims.......................................................17
         4.4.     Class 4 -- Debt Securities Trading Claims......................................................17
                  4.4.1.   Class 4A -- Senior Note Securities Trading Claims.....................................17
                  4.4.2.   Class 4B -- Convertible Subordinated Debenture Securities
                           Trading Claims........................................................................17
         4.5.     Class 5 -- Common Stock in Subsidiaries........................................................18
                  4.5.1.   Nonimpairment.........................................................................18
                  4.5.2.   Distributions.........................................................................18
         4.6.     Class 6 -- HMI Common Stock and Common Stock Securities
                  Trading Claims.................................................................................18
                  4.6.1.   Impairment............................................................................18
                  4.6.2.   Distributions.........................................................................18
         4.7.     Class 7 -- HMI Options.........................................................................18
                  4.7.1.   Impairment............................................................................18
                  4.7.2.   Distributions.........................................................................18

ARTICLE V.        PROVISIONS OF NEW SECURITIESTO BE ISSUED PURSUANT TO THE PLAN..................................19

         5.1.     New HMI Common Stock...........................................................................19
         5.2.     Class A Warrants...............................................................................19

ARTICLE VI.       MEANS OF IMPLEMENTATION, PROVISIONS REGARDINGVOTING AND DISTRIBUTIONS UNDER THE PLAN
                  ANDTREATMENT OF DISPUTED, CONTINGENT, AND UNLIQUIDATEDADMINISTRATIVE EXPENSE CLAIMS, CLAIMS AND
                  INTERESTS......................................................................................20

         6.1.     Voting of Claims and Interests.................................................................20
                  6.1.1.   In General............................................................................20
                  6.1.2.   Controversy Concerning Impairment.....................................................20
         6.2.     Method of Distributions Under the Plan.........................................................20
                  6.2.1.   In General............................................................................20
                  6.2.2.   Distributions of Cash.................................................................20
                  6.2.3.   Timing of Distributions...............................................................20
                  6.2.4.   Trustees' Fees and Expenses...........................................................20
                  6.2.5.   Hart-Scott-Rodino Compliance..........................................................20
                  6.2.6.   Jones Act Compliance..................................................................21
                  6.2.7.   Minimum Distributions.................................................................21



                  6.2.8.   Fractional Shares and Warrants........................................................21
                  6.2.9.   Unclaimed Distributions...............................................................21
         6.3.     Distributions Relating to Disputed Claims......................................................22
         6.4.     Resolution of Disputed Administrative Expense Claims and Disputed
                  Claims.........................................................................................22
         6.5.     Refinancing of DIP Credit Facility.............................................................22
         6.6.     Cancellation and Surrender of Existing Securities and Agreements...............................22
         6.7.     Termination of Hvide Capital Trust.............................................................23
         6.8.     Listing of New HMI Common Stock and Class A Warrants...........................................23

ARTICLE VII.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES...........................................................24

         7.1.     Assumption or Rejection of Executory Contracts and Unexpired Leases............................24
                  7.1.1.   Executory Contracts...................................................................24
                  7.1.2.   Unexpired Leases......................................................................24
                  7.1.3.   Approval of Assumption or Rejection of Leases and Contracts...........................25
                  7.1.4.   Cure of Defaults......................................................................25
                  7.1.5.   Bar Date for Filing Proofs of Claim Relating to Executory Contracts
                           and Unexpired Leases Rejected Pursuant to the Plan....................................25
         7.2.     Indemnification Obligations....................................................................25
         7.3.     Compensation and Benefit Programs..............................................................26
         7.4.     Retiree Benefits...............................................................................26

ARTICLE VIII.  PROVISIONS REGARDING CORPORATE
                     GOVERNANCE OF THE REORGANIZED DEBTOR........................................................26

         8.1.     General........................................................................................26
         8.2.     Meetings of Stockholders.......................................................................26
         8.3.     Directors and Officers of Reorganized HMI......................................................26
                  8.3.1.   Board of Directors....................................................................26
                  8.3.2.   Officers..............................................................................27
         8.4.     New Certificate of Incorporation and New By-laws...............................................27
         8.5.     Issuance of New Securities.....................................................................27

ARTICLE IX.       EFFECT OF CONFIRMATION OF PLAN.................................................................27

         9.1.     Revesting of Assets............................................................................27
         9.2.     Discharge of Debtors...........................................................................28

ARTICLE X.        EFFECTIVENESS OF THE PLAN......................................................................28

         10.1.    Conditions Precedent...........................................................................28
         10.2.    Effect of Failure of Conditions................................................................28



         10.3.    Waiver of Conditions...........................................................................29

ARTICLE XI.       RETENTION OF JURISDICTION......................................................................29

ARTICLE XII.  MISCELLANEOUS PROVISIONS...........................................................................30

         12.1.    Effectuating Documents and Further Transactions................................................30
         12.2.    Exemption from Transfer Taxes..................................................................30
         12.3.    Exculpation, Releases, and Indemnification.....................................................31
         12.4.    Termination of Creditors' Committee............................................................31
         12.5.    Amendment or Modification of the Plan; Severability............................................32
         12.6.    Revocation or Withdrawal of the Plan...........................................................32
         12.7.    Binding Effect.................................................................................33
         12.8.    Notices........................................................................................33
         12.9.    Post-Effective Date Professional Fees..........................................................34
         12.10.   Governing Law..................................................................................34
         12.11.   Withholding and Reporting Requirements.........................................................34
         12.12.   Plan Supplement................................................................................34
         12.13.   Headings.......................................................................................35
         12.14.   Exhibits.......................................................................................35
         12.15.   Filing of Additional Documents.................................................................35


EXHIBITS(1)

Exhibit A - Registration Rights Agreement
Exhibit B - Class A Warrant Agreement
Exhibit C - New Certificate of Incorporation
            of Reorganized Hvide Marine Incorporated
Exhibit D - New By-laws of Hvide Marine Incorporated

SCHEDULES

Schedule 7.1(a) - Rejected Executory Contracts


--------------
         (1) Will be filed as part of the Plan Supplement no later than 10 days prior to the Confirmation Hearing.

                  Hvide Marine Incorporated ("HMI") and its direct and indirect subsidiaries listed below(2) (collectively, the "Debtors" or the "Company"), hereby propose the following First Amended Joint Plan of Reorganization pursuant to Section 1121(a) of title 11 of the United States Code:

                  All holders of Claims and Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.

                  Subject to the restrictions on modifications set forth in
Section 1127 of the

--------------
         (2)


HVIDE MARINE INTERNATIONAL, INC.         SEABULK GAZELLE, INC.                 SEABULK PENNY, INC.
HVIDE MARINE TRANSPORT, INC.             SEABULK GIANT, INC.                   SEABULK PERSISTENCE, INC.
HVIDE MARINE TOWING, INC.                SEABULK GREBE, INC.                   SEABULK PETREL, INC.
HVIDE MARINE TOWING SERVICES, INC.       SEABULK HABARA, INC.                  SEABULK PLOVER, INC.
HVIDE CAPITAL TRUST                      SEABULK HAMOUR, INC.                  SEABULK POWER, INC.
HMI CAYMAN HOLDINGS, INC.                SEABULK HARRIER, INC.                 SEABULK PRIDE, INC.
HMI OPERATORS, INC.                      SEABULK HATTA, INC.                   SEABULK PRINCE, INC.
LIGHTSHIP LIMITED PARTNER HOLDINGS, LLC  SEABULK HAWAII, INC.                  SEABULK PRINCESS, INC.
LONE STAR MARINE SERVICES, INC.          SEABULK HAWK, INC.                    SEABULK PUFFIN, INC.
OCEAN SPECIALTY TANKERS CORPORATION      SEABULK HERCULES, INC.                SEABULK QUEEN, INC.
OFFSHORE MARINE MANAGEMENT               SEABULK HERON, INC.                   SEABULK RAVEN, INC
   INTERNATIONAL, INC.                   SEABULK HORIZON, INC.                 SEABULK RED TERN LIMITED
SEABULK ALBANY, INC.                     SEABULK HOUBARE, INC.                 SEABULK ROOSTER, INC.
SEABULK ALKATAR, INC.                    SEABULK IBEX, INC.                    SEABULK SABINE, INC.
SEABULK AMERICA PARTNERSHIP, LTD.        SEABULK ISABEL, INC.                  SEABULK SALIHU, INC.
SEABULK ARABIAN, INC.                    SEABULK JASPER, INC.                  SEABULK SAPPHIRE, INC.
SEABULK ARCTIC EXPRESS, INC.             SEABULK JEBEL ALI, INC                SEABULK SARA, INC.
SEABULK ARIES II, INC.                   SEABULK KATIE, INC..                  SEABULK SEAHORSE, INC.
SEABULK ARZANAH, INC.                    SEABULK KESTREL, INC.                 SEABULK SENGALI, INC.
SEABULK BARRACUDA, INC.                  SEABULK KING, INC.                    SEABULK SERVICE, INC.
SEABULK BATON ROUGE, INC.                SEABULK KNIGHT, INC.                  SEABULK SHARI, INC.
SEABULK BECKY, INC.                      SEABULK LAKE EXPRESS, INC.            SEABULK SHINDAGA, INC.
SEABULK BETSY, INC.                      SEABULK LARA, INC.                    SEABULK SKUA I, INC.
SEABULK BUL HANIN, INC.                  SEABULK LARK, INC.                    SEABULK SNIPE, INC.
SEABULK CAPRICORN, INC.                  SEABULK LIBERTY, INC.                 SEABULK SUHAIL, INC.
SEABULK CARDINAL, INC.                   SEABULK LINCOLN, INC.                 SEABULK SWAN, INC.
SEABULK CAROL, INC.                      SEABULK LULU, INC.                    SEABULK SWIFT, INC.
SEABULK CAROLYN, INC.                    SEABULK MAINTAINER, INC.              SEABULK TANKERS, LTD.
SEABULK CHAMP, INC.                      SEABULK MALLARD, INC.                 SEABULK TAURUS, INC.
SEABULK CHRISTOPHER, INC                 SEABULK MARLENE, INC.                 SEABULK TENDER, INC.
SEABULK CLAIBORNE, INC.                  SEABULK MARTIN I, INC.                SEABULK TIMS I, INC.
SEABULK CLIPPER, INC.                    SEABULK MARTIN II, INC.               SEABULK TITAN, INC.
SEABULK COMMAND, INC.                    SEABULK MASTER, INC.                  SEABULK TOOTA, INC.
SEABULK CONDOR, INC.                     SEABULK MERLIN, INC.                  SEABULK TOUCAN, INC.
SEABULK CONSTRUCTOR, INC.                SEABULK MUBARRAK, INC.                SEABULK TRADER, INC.
SEABULK COOT I, INC.                     SEABULK NEPTUNE, INC.                 SEABULK TRANSMARINE II, INC
SEABULK COOT II, INC.                    SEABULK OCEAN SYSTEMS CORPORATION     SEABULK TRANSMARINE
SEABULK CORMORANT, INC.                  SEABULK OCEAN SYSTEMS                    PARTNERSHIP, LTD.
SEABULK CYGNET I, INC.                      HOLDINGS CORPORATION               SEABULK TREASURE ISLAND,  INC.
SEABULK CYGNET II, INC.                  SEABULK OFFSHORE ABU DHABI, INC.      SEABULK UMM SHAIF, INC.
SEABULK DANAH, INC.                      SEABULK OFFSHORE DUBAI, INC.          SEABULK VERITAS, INC.
SEABULK DAYNA, INC.                      SEABULK OFFSHORE HOLDINGS, INC.       SEABULK VIRGO I, INC.
SEABULK DEBBIE, INC.                     SEABULK OFFSHORE INTERNATIONAL, INC.  SEABULK VOYAGER, INC.
SEABULK DEFENDER, INC.                   SEABULK OFFSHORE GLOBAL  HOLDINGS,    SEABULK ZAKUM, INC.
SEABULK DIANA, INC.                         INC.                               SEAMARK LTD. INC.
SEABULK DISCOVERY, INC.                  SEABULK OFFSHORE LTD.                 SUN STATE MARINE SERVICES, INC.
SEABULK DUKE, INC.                       SEABULK OFFSHORE OPERATORS, INC.      HVIDE MARINE DE VENEZUELA, S.R.L.
SEABULK EAGLE II, INC.                   SEABULK OFFSHORE OPERATORS            MARANTA S.A.
SEABULK EAGLE, INC.                         NIGERIA LIMITED
SEABULK EMERALD, INC.                    SEABULK OFFSHORE OPERATORS
SEABULK ENERGY, INC.                        TRINIDAD LIMITED
SEABULK EXPLORER, INC.                   SEABULK OFFSHORE U.K. LTD.
SEABULK FALCON II, INC.                  SEABULK OREGON, INC.
SEABULK FALCON, INC.                     SEABULK ORYX INC.
SEABULK FREEDOM, INC.                    SEABULK OSPREY, INC.
SEABULK FULMAR, INC.                     SEABULK PELICAN, INC.
SEABULK GABRIELLE, INC.                  SEABULK PENGUIN I, INC.
SEABULK GANNET I, INC.                   SEABULK PENGUIN II, INC.
SEABULK GANNET II, INC.


 Bankruptcy Code and those restrictions on modifications set forth in Article 12.5 of the Plan, the Debtors reserve their right to alter, amend or modify the Plan one or more times before its substantial consummation.

ARTICLE 1.

                      DEFINITION AND CONSTRUCTION OF TERMS

                  DEFINITIONS. As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:

         1.1. ADMINISTRATIVE EXPENSE CLAIM means any Claim for payment of an administrative expense of a kind specified in Section 503(b) of the Bankruptcy Code and entitled to priority pursuant to
                  Section 507(a)(1) of the Bankruptcy Code, including, without limitation, all of the Debtors' obligations under the DIP Credit Facility, any actual and necessary expenses of preserving the estate of the Debtors, any actual and necessary expenses of operating the business of the Debtors, all compensation or reimbursement of expenses allowed by the Bankruptcy Court under Section 330 or 503 of the Bankruptcy Code, including without limitation the actual, necessary expenses of members of the Creditors' Committee, and any fees or charges assessed against the estate of the Debtor under section 1930 of chapter 123 of title 28 of the United States Code.

         1.2.     ALLOWED MEANS

                  1.2.1. with respect to a Claim other than a Senior Note Claim, a Claim or any portion thereof (a) that has been allowed pursuant to a Final Order, (b) for which a proof of claim bar date has been established and a proof of claim has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or any Final Order of the Bankruptcy Court, and as to which either (i) no objection to its allowance has been filed within the applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or by any Final Order of the Bankruptcy Court, or (ii) any objection to its allowance has been settled, withdrawn, or has been denied by a Final Order, or (c) that has been expressly allowed in the Plan; PROVIDED, HOWEVER, that all Claims for which no proof of claim bar date has been established shall be treated for all purposes as if the Chapter 11 Cases had not been commenced and the determination of whether any such Claims shall be allowed and/or the amount thereof shall be determined, resolved or adjudicated, as the case may be, in the procedural manner in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced;

                  1.2.2. with respect to a Senior Note Claim, any such Claim as is properly reflected in the records of the registrar for the Senior Notes or any agent thereof pursuant to the Senior Note Indenture and allowed in the amount set forth in Section 3.3.2 hereof;

                  1.2.3. with respect to a Trust Preferred Claim, any such Claim as is properly reflected in the records of the registrar for the Trust Preferred Securities of Hvide Capital Trust or any agent thereof pursuant to the Trust Preferred Securities Declaration;

                  1.2.4. with respect to an HMI Common Stock Interest, any such Interest as is properly reflected in the records of the transfer agent for HMI Common Stock at the close of business on the Effective Date; and

                  1.2.5. with respect to an HMI Option, any Options as is reflected in the records of HMI on the Effective Date.

         1.3. ARTICLES OF INCORPORATION means the Amended and Restated Articles of Incorporation of HMI in effect immediately prior to the Effective Date.

         1.4. BALLOT means each of the voting forms to be distributed with the Plan and the Disclosure Statement to holders of Claims or Interests in Classes that are impaired under the terms of the Plan and are entitled to vote in connection with the solicitation of acceptances of the Plan.

         1.5. BANKRUPTCY CODE means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

         1.6. BANKRUPTCY COURT means the United States District Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court pursuant to section 151 of title 28 of the United States Code.

         1.7. BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms and the Federal Rules of Civil Procedure, as amended from time to time, as applicable to the Chapter 11 Cases or proceedings therein, including the Local Rules of the Bankruptcy Court.

         1.8. BUSINESS DAY means any day on which commercial banks are open for business in the City and County of New York, New York other than a Saturday, Sunday or legal holiday in the State of New York.

         1.9. BYLAWS means the Bylaws of HMI in effect immediately prior to the Effective

         Date.

         1.10. CAPITAL LEASE CLAIMS means all obligations of any of the Debtors under or related to certain sale leaseback transactions for the Leased Vessels.

         1.11.    CASH means the legal tender of the United States of America.

         1.12. CHAPTER 11 CASES means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors, procedurally consolidated under the caption styled IN RE HVIDE MARINE INCORPORATED, Case No. 99-3024 (PJW) currently pending in the Bankruptcy Court.

         1.13. CLAIM means (a) any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         1.14. CLASS means a category of holders of Claims or Interests as established by the terms of Article III of the Plan.

         1.15. COMMENCEMENT DATE means September 8, 1999, the date on which the Debtors commenced the Chapter 11 Cases.

         1.16. CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

         1.17. CONFIRMATION ORDER means the order, in form and substance acceptable to the Creditors' Committee, entered by the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

         1.18. CONVERTIBLE SUBORDINATED DEBENTURE CLAIMS means all Claims directly or indirectly arising under or related in any way to the Convertible Subordinated Debenture Indenture, the Convertible Subordinated Debentures, and any of the documents, instruments and agreements relating thereto, as amended, supplemented or modified other than Convertible Subordinated Debenture Securities Trading Claims.

         1.19. CONVERTIBLE SUBORDINATED DEBENTURE INDENTURE means that certain Indenture dated as of June 27, 1997 among HMI and the Bank of New York as Trustee pursuant to which HMI issued the Convertible Subordinated Debentures.

         1.20. CONVERTIBLE SUBORDINATED DEBENTURE INDENTURE TRUSTEE means the indenture trustee under the Convertible Subordinated Debenture Indenture.

         1.21. CONVERTIBLE SUBORDINATED DEBENTURE SECURITIES TRADING CLAIM means a Securities Trading Claim arising from or related to the Convertible Subordinated Debentures or the Trust Preferred Securities.

         1.22. CONVERTIBLE SUBORDINATED DEBENTURES means all debentures issued under or pursuant to the Convertible Subordinated Debenture Indenture.

         1.23. CREDITORS' COMMITTEE means the statutory committee of unsecured creditors, if any, appointed by the United States Trustee in the Chapter 11 Cases pursuant to Section 1102 of the Bankruptcy Code on September 23, 1999, as such committee may be constituted from time to time.

         1.24. CURE means the distribution of Cash, or such other property as may be agreed upon by the Debtors and the recipient thereof or ordered by the Bankruptcy Court, as and to the extent required for the assumption of an unexpired lease or executory contract pursuant to the provisions of Section 365(b) of the Bankruptcy Code in an amount equal to all accrued, due, and unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties or ordered by the Bankruptcy Court, under such executory contract or unexpired lease to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

         1.25. DEBT SECURITIES TRADING CLAIMS means all Convertible Subordinated Debenture Securities Trading Claims and Senior Note Securities Trading Claims.

         1.26.    DEBTORS means HMI and each of the Subsidiary Debtors.

         1.27. DEBTORS IN POSSESSION means the Debtors, as debtors in possession in the Chapter 11 Cases.

         1.28. DELAWARE TRUSTEE means The Bank of New York (Delaware) in its capacity as Delaware Trustee under the Trust Preferred Securities Declaration.

         1.29. DIP CREDIT FACILITY means the $60 million revolving credit facility and the term loan of $240,889,767.23 extended to the Debtors pursuant to the Debtor in Possession Revolving Credit and Term Loan Agreement dated as of September 10, 1999, and all related documents, instruments and agreements.

         1.30. DISCLOSURE STATEMENT means the disclosure statement relating to the Plan, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code, in form and substance satisfactory to the Creditors' Committee, as such Disclosure

         Statement may be amended, modified, or supplemented from time to time.

         1.31. EFFECTIVE DATE means the date on which the conditions specified in Section 10.1 of the Plan have been satisfied or waived.

         1.32. EXIT FINANCING FACILITY means a credit facility in a principal amount sufficient to repay the DIP Credit Facility and provide working capital of not less than $25 million, or such other amount as may be agreed to by the Debtors and the Creditors' Committee, to be obtained by Reorganized HMI to meet its ordinary working capital requirements, in form and substance satisfactory to the Creditors' Committee.

         1.33. FINAL ORDER means an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for CERTIORARI, or move for reargument or rehearing has expired and as to which no appeal, petition for CERTIORARI, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for CERTIORARI, reargue or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors or, in the event that an appeal, writ of CERTIORARI, reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or CERTIORARI, reargument or rehearing shall have been denied and the time to take any further appeal, petition for CERTIORARI or move for reargument or rehearing shall have expired.

         1.34. GENERAL UNSECURED CLAIMS means all Unsecured Claims against the Debtors, other than Claims in Classes 3B, 3C and 3D. Such Claims include, without limitation, Claims for payment for goods and services rendered to the Debtors and all Claims in respect of the rejection of leases and executory contracts. Such Claims shall not include any Securities Trading Claims.

         1.35. GUARANTEE AGREEMENT means the Guarantee Agreement by HMI, as Guarantor, in favor of The Bank of New York, as Guarantee Trustee, for the benefit of the Holders as defined therein, dated June 27, 1997.

         1.36. GUARANTEE CLAIM means a claim arising from or under the Guarantee Agreement.

         1.37. GUARANTEE TRUSTEE means The Bank of New York, in its capacity as the Guarantee Trustee under the Guarantee Agreement.

         1.38. GUARANTOR means HMI, in its capacity as Guarantor under the Guarantee Agreement.

         1.39.    HMI means Hvide Marine Incorporated.

         1.40. HMI COMMON STOCK means collectively the Class A Common Stock and Class B Common Stock of HMI, par value $0.001 per share, issued and outstanding prior to the Effective Date, including any restricted or other Common Stock issued, or earned or vested and issuable, pursuant to any of the Stock Plans.

         1.41. HMI COMMON STOCK INTERESTS means all Interests in HMI represented by the shares of Common Stock of HMI.

         1.42. HMI COMMON STOCK SECURITIES TRADING CLAIM means a Securities Trading Claim arising from or relating to the HMI Common Stock.

         1.43. HMI OPTIONS means options to purchase HMI Common Stock and all other rights and awards granted prior to the Effective Date pursuant to any of the Stock Plans, but does not include any restricted or other Common Stock issuable but not earned or vested thereunder (which shares shall be included in Class 6).

         1.44. INTERCOMPANY CLAIM means any Claim held by any one of the Debtors against any other Debtor, except Trust Preferred Claims.

         1.45. INTEREST means any equity or other ownership interest in any of the Debtors, and any option, warrant or other agreement requiring the issuance of any such equity interest.

         1.46. LEASED VESSELS means the NEW RIVER SDM I, ST. JOHNS SDM II, ESCAMBIA SDM III, SEABULK ARIZONA, SEABULK WISCONSIN, SEABULK ST. ANDREW, SEABULK ST. JAMES, SEABULK KANSAS and SEABULK NEBRASKA.

         1.47. MARAD CLAIMS means all obligations of the Debtors under and with respect to U.S. government-guaranteed ship financing bonds issued pursuant to Title XI of the Merchant Marine Act, 1936, as amended, repayment of which is guaranteed by the full faith and credit of the United States, acting through the Maritime Administration ("MARAD").

         1.48. NEW HMI COMMON STOCK means the common stock, par value $.01 per share, of Reorganized HMI to be issued by Reorganized HMI on and after the Effective Date.

         1.49. NEW BY-LAWS OF REORGANIZED HMI means new by-laws of Reorganized HMI, in form and substance satisfactory to the Creditors' Committee, to be adopted as of the Effective Date.

         1.50. NEW CERTIFICATE OF INCORPORATION OF REORGANIZED HMI means the new certificate of incorporation of Reorganized HMI in form and substance satisfactory to the Creditors' Committee, to be adopted as of the Effective Date.

         1.51. NEW LONG-TERM INCENTIVE PLAN means the new stock incentive plan for key employees which will become effective on the Effective Date.

         1.52. OTHER PRIORITY CLAIM means any Claim, other than a Priority Tax Claim and an Administrative Expense Claim, entitled to priority in right of payment under Section 507(a) of the Bankruptcy Code.

         1.53. OTHER SECURED CLAIM means any Secured Claim other than MARAD Claims and Capital Lease Claims.

         1.54. PETITIONS means the voluntary petitions filed with the Bankruptcy Court to commence the Chapter 11 Cases on the Commencement Date.

         1.55. PLAN means this chapter 11 plan of reorganization (including all exhibits and schedules annexed hereto), either in its present form or as it may be altered, amended, or modified from time to time, in form and substance satisfactory to the Creditors' Committee.

         1.56.    PLAN SUPPLEMENT means the forms of documents specified in
         Section 12.12 of the Plan.

         1.57. POSTCONFIRMATION LIST means the United States Trustee, the Debtors, the Debtors' attorneys, counsel for the Creditors' Committee (until termination of any such Committee's operations pursuant to Section 12.4 of the Plan), and those parties that, subsequent to the Confirmation Date, file with the Court and serve upon the Debtors and their attorneys written requests for special notice as provided by the terms of the Plan, which requests, in order to be effective, must include street addresses and telephone and telecopy numbers for purposes of service; PROVIDED that parties may be eliminated from such list from time to time by order of the Bankruptcy Court, pursuant to motions of the Debtors on notice to the then-constituted Postconfirmation List, upon a showing that such parties no longer hold material Interests or Claims in the Chapter 11 Cases, or no longer require notice.

         1.58. PRIORITY TAX CLAIM means a Claim of a governmental unit of a kind specified in Sections 502(i) and 507(a)(7) of the Bankruptcy Code.

         1.59. PRO RATA means (i) regarding Claims, the ratio of the amount of an Allowed Claim in a particular Class to the aggregate amount of Allowed Claims in such Class; and (ii) regarding Interests, the ratio of the amount of the Allowed Interest to the aggregate amount of Allowed Interests.

         1.60. PROPERTY TRUSTEE means the property trustee under the Trust Preferred Securities Declaration.

         1.61. RECORD HOLDER OF HMI COMMON STOCK means a stockholder of record of HMI Common Stock as of the close of business on the Effective Date.

         1.62. REINSTATED or REINSTATEMENT means leaving a Claim unimpaired in accordance with the provisions of Section 1124 of the Bankruptcy Code, thereby entitling the holder of such Claim to, but not more than,
         (a) reinstatement of the original maturity of the obligations on which such Claim is based, and (b) payment, as provided herein, of an amount of Cash consisting solely of the sum of (i) matured but unpaid principal installments, without regard to any acceleration of maturity, accruing prior to the Effective Date, (ii) accrued but unpaid interest as of the Petition Date, and (iii) reasonable fees, expenses, and charges, to the extent such fees, expenses, and charges are allowed under the Bankruptcy Code and are provided for in the agreement or agreements on which such Claim is based; PROVIDED, HOWEVER, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be reinstated in order to accomplish Reinstatement; PROVIDED FURTHER, that upon the reinstatement set forth herein, the interest rate of such obligations shall be the non-default interest rate notwithstanding any default on account of such obligations.

         1.63. REORGANIZED DEBTORS means collectively the Debtors, or any successors thereto by merger, consolidation or otherwise, on and after the Effective Date.

         1.64. REORGANIZED HMI means HMI, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

         1.65. SCHEDULES means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtor as required by
         Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments thereto.

         1.66. SECURITIES TRADING CLAIM means a Claim (a) arising from or relating to the rescission of a purchase or sale of a security of any of the Debtors, including but not limited to the Senior Notes, the Convertible Subordinated Debentures, the Trust Preferred Securities, the HMI Common Stock, and the HMI Options, (b) for damages arising from or relating to the purchase or sale of such a security, or (c) for reimbursement, contribution or indemnification allowed under Section 502 of the Bankruptcy Code on account of a Claim described in clause
         (a) or (b) of this Section, other than a Claim for reimbursement or contribution described in Section 7.2 of the Plan.

         1.67. SECURED CLAIM means an Allowed Claim held by any entity to the extent of the value, as set forth in the Plan or as determined after reasonable notice to the Creditors' Committee by a Final Order of the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code, of any interest in property of the Debtors' estates securing such Allowed Claim.

         1.68. SENIOR NOTE CLAIMS means all Claims directly or indirectly arising from or under or related in any way to the Senior Note Indenture, the Senior Notes, and any of the documents, instruments and agreements relating thereto, as amended, supplemented or modified, other than Senior Note Securities Trading Claims.

         1.69. SENIOR NOTE INDENTURE means that certain Indenture dated as of February 19, 1998 among HMI, the Subsidiary Guarantors (as defined therein) and the Bank of New York as Trustee pursuant to which HMI issued the Senior Notes, as amended by the Supplemental Indenture dated as of November 16, 1998, the Second Supplemental Indenture dated as of June 11, 1999 and the Third Supplemental Indenture dated as of June 15, 1999.

         1.70. SENIOR NOTE INDENTURE TRUSTEE means the indenture trustee under the Senior Note Indenture.

         1.71. SENIOR NOTE SECURITIES TRADING CLAIM means a Securities Trading Claim arising from or related to the Senior Notes.

         1.72. SENIOR NOTES means all notes issued under or pursuant to the Senior Note Indenture.

         1.73. STOCK PLANS means collectively the HMI Equity Ownership Plan, Key Employee Stock Compensation Plan, Board of Directors Stock Compensation Plan, Stock Option Plan for Nonemployee Directors and Non-Qualified Plan.

         1.74. SUBSIDIARY means any entity of which HMI owns directly or indirectly more than 50% of the outstanding capital stock or other equity interests.

         1.75. SUBSIDIARY DEBTORS means each of the direct and indirect subsidiaries of HMI listed in footnote 1 of this Plan which are Debtors in the Chapter 11 Cases.

         1.76. TRUST PREFERRED CLAIMS means all Claims of holders of Trust Preferred Securities arising from or relating to their Trust Preferred Securities, Convertible Subordinated Debenture Claims and Guarantee Claims, other than a Convertible Subordinated Debenture Securities Trading Claims.

         1.77. TRUST PREFERRED SECURITIES means all 6 2% Trust Convertible Preferred Securities of Hvide Capital Trust issued and outstanding prior to the Effective Date.

         1.78. TRUST PREFERRED SECURITIES DECLARATION means the Amended and Restated Declaration among HMI, the Bank of New York, as Property Trustee, the Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, dated as of June 27, 1997, for Hvide Capital Trust.

         1.79. TRUSTEES means collectively (i) the Convertible Subordinated Debenture Indenture Trustee, (ii) the Delaware Trustee, (iii) the Guarantee Trustee, (iv) the Property Trustee, and (v) the Senior Note Indenture Trustee.

         1.80. UNSECURED CLAIM means any Claim that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Other Priority Claim or Securities Trading Claims.

         1.81. WARRANTS means the Class A Warrants to be issued by Reorganized HMI on the Effective Date.

                  OTHER TERMS. Any term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code.

                  CONSTRUCTION OF CERTAIN TERMS.

                  1. The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.

                  2. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

ARTICLE 2.

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

         2.1. ADMINISTRATIVE EXPENSE CLAIMS. Except to the extent that the holder of an Allowed Administrative Expense Claim agrees to a different treatment, the Reorganized Debtors shall provide to each holder of an Allowed Administrative Expense Claim (a) Cash in an amount equal to such Allowed Administrative Expense Claim on the latest of (i) the Effective Date, (ii) the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim and
         (iii) the date such Allowed Administrative Expense Claim is due in accordance with the terms and conditions of the particular transactions or governing documents or (b) such other treatment as the Debtors and such holders shall have agreed upon in writing, subject to the consent of the Creditors' Committee, PROVIDED, HOWEVER, that Allowed Administrative Expense Claims (other than Claims under Section 330 of the Bankruptcy Code) representing obligations incurred in the ordinary course of business of or assumed by the Debtors in Possession shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. All obligations under the DIP Credit Facility will be paid in full in Cash on the Effective Date, and an amount equal to 110% of the maximum drawing amount on all letters of credit issued under the DIP Credit Facility and outstanding on the Effective Date will be deposited with BankBoston, N.A., as required under the DIP Credit Facility, to secure the Debtors' reimbursement obligations therefor.

         2.2. PRIORITY TAX CLAIMS. Except to the extent that the holder of an Allowed Priority Tax Claim agrees to a different treatment, the Reorganized Debtors shall pay to each holder of an Allowed Priority Tax Claim, at the sole option of the Reorganized Debtors, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, (b) equal annual cash payments in arrears in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to five percent (5%), over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, (c) upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim or (d) such other treatment as the Debtors and such holders shall have agreed upon in writing, subject to the consent of the Creditors' Committee.

ARTICLE 3.

                     CLASSIFICATION OF CLAIMS AND INTERESTS

                  The following is a designation of the Classes of Claims and Interests in the Plan. Administrative Expense Claims and Priority Tax Claims have not been classified and are excluded from the following Classes, in accordance with the provisions of Section 1123(a)(1) of the Bankruptcy Code. The treatment accorded Administrative Expense Claims and Priority Tax Claims is set forth in Article II, above. Consistent with Section 1122 of the Bankruptcy Code, a Claim or Interest is classified by the Plan in a particular Class only to the extent that the Claim or Interest is within the description of the Class and is classified in a different Class to the extent the Claim or Interest is within the description of that different Class.

         3.1. CLASS 1 (OTHER PRIORITY CLAIMS) consists of all Other Priority Claims against the Debtors.

         3.2. CLASS 2 (SECURED CLAIMS) consists of all Secured Claims, each of which shall be within a separate subclass (with each subclass to be deemed a separate class for all purposes under applicable provisions of the Bankruptcy Code), as follows:

                  3.2.1. CLASS 2A (MARAD CLAIMS) consists of all MARAD Claims.

                  3.2.2. CLASS 2B (CAPITAL LEASE CLAIMS) consists of all Capital Lease Claims.

                  3.2.3. CLASS 2C (OTHER SECURED CLAIMS) consists of all Other Secured Claims.

         3.3. CLASS 3 (UNSECURED CLAIMS) consists of all Unsecured Claims, each of which shall be within a separate subclass (with each subclass to be deemed a separate class for all purposes under applicable provisions of the Bankruptcy Code), as follows:.

                  3.3.1. CLASS 3A (GENERAL UNSECURED CLAIMS) consists of all General Unsecured Claims.

                  3.3.2. CLASS 3B (SENIOR NOTE CLAIMS) consists of all Senior Note Claims. Notwithstanding anything herein to the contrary, the Senior Note Claims shall be deemed to be Allowed Claims in the aggregate amount of $314,167,708.

                  3.3.3. CLASS 3C (TRUST PREFERRED CLAIMS) consists of all Trust Preferred Claims. Notwithstanding anything herein to the contrary, the Convertible Subordinated Debenture Claims, which are included in Trust Preferred Claims, shall be deemed to be Allowed Claims in the aggregate amount of $120,128,680.

                  3.3.4. CLASS 3D (INTERCOMPANY CLAIMS) consists of all Intercompany Claims.

         3.4. CLASS 4 (DEBT SECURITIES TRADING CLAIMS) consists of Senior Note Securities Trading Claims and Convertible Subordinated Debenture Securities Trading Claims, which shall be within separate subclasses (with each subclass to be deemed a separate class for all purposes under applicable provisions of the Bankruptcy Code), as follows:

                  3.4.1. CLASS 4A (SENIOR NOTE SECURITIES TRADING CLAIMS) consists of all Senior Note Securities Trading Claims.

                  3.4.2. CLASS 4B (CONVERTIBLE SUBORDINATED DEBENTURE SECURITIES TRADING CLAIMS) consists of all Convertible Subordinated Debenture Securities Trading Claims.

         3.5. CLASS 5 (COMMON STOCK IN DEBTOR SUBSIDIARIES) consists of all Interests directly or indirectly arising from or under, or relating in any way, to the Interests in the Subsidiary Debtors.

         3.6. CLASS 6 (HMI COMMON STOCK AND HMI COMMON STOCK SECURITIES TRADING CLAIMS) consists of all Interests directly or indirectly arising from or under, or relating in any way, to HMI Common Stock, including but not limited to all shares of HMI Common Stock issued or issuable pursuant to the Stock Plans, and all HMI Common Stock Securities Trading Claims.

         3.7. CLASS 7 (HMI OPTIONS) consists of all Interests directly or indirectly arising from or under, or relating in any way, to HMI Options.

ARTICLE 4.

                        TREATMENT OF CLAIMS AND INTERESTS

         4.1.     CLASS 1 -- OTHER PRIORITY CLAIMS

                  4.1.1. NONIMPAIRMENT. Class 1 is unimpaired by the Plan. Each holder of a Claim in Class 1 is conclusively presumed to have accepted the Plan as a holder of a Class 1 Claim and is not entitled to vote to accept or reject the Plan.

                  4.1.2. DISTRIBUTIONS. The Reorganized Debtors shall pay to each holder of an Allowed Claim in Class 1 Cash in an amount equal to such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim.

         4.2.     CLASS 2 -  SECURED CLAIMS

                  4.2.1.   CLASS 2A -- MARAD CLAIMS

                           (a) NONIMPAIRMENT. Class 2A is unimpaired by the Plan. Each holder of a Claim in Class 2A is conclusively presumed to have accepted the Plan as a holder of a Class 2A Claim and is not entitled to vote to accept or reject the Plan.

                           (b) DISTRIBUTIONS. On the Effective Date, the MARAD Claims in Class 2A shall be Reinstated or receive such other treatment as the Debtors and such holders shall have agreed upon in writing, subject to the consent of the Creditors' Committee. Notwithstanding anything to the contrary in the definition of Reinstated in Section 1.60 of the Plan, the Debtors shall not amend, abridge or modify any contractual right, covenant, term or condition of any kind under the documents, instruments and agreements upon which the MARAD Claims are based, whether or not such contract rights, covenants, terms or conditions pertain to the payment when due of principal and interest.

                           (c) RETENTION OF LIENS. Each holder of a Claim in Class 2A shall retain the liens securing such holder's Secured Claim as of the Effective Date.

                  4.2.2.   CLASS 2B -- CAPITAL LEASE CLAIMS

                           (a) NONIMPAIRMENT. Class 2B is unimpaired by the Plan. Each holder of a Claim in Class 2B is conclusively presumed to have accepted the Plan as a holder of a Class 2B Claim and is not entitled to vote to accept or reject the Plan.

                           (b) DISTRIBUTIONS. On the Effective Date, the Capital Lease Claims in Class 2B shall be Reinstated or receive such other treatment as the Debtors and such holders shall have agreed upon in writing, subject to the consent of the Creditors' Committee.

                           (c) RETENTION OF LIENS. Each holder of a Claim in Class 2B shall retain the liens securing such holder's Secured Claim as of the Effective Date.

                  4.2.3.   CLASS 2C -- OTHER SECURED CLAIMS

                           (a) NONIMPAIRMENT. Class 2C is unimpaired by the Plan. Each holder of a Claim in Class 2C is conclusively presumed to have accepted the Plan as a holder of a Claim 2C Claim and is not entitled to vote to accept or reject the Plan.

                           (b) DISTRIBUTIONS. On the Effective Date, the Other Secured Claims, if any, in Class 2C shall be Reinstated or receive such other treatment as the Debtors and such holders shall have agreed upon in writing, subject to the consent of the Creditors' Committee.

                           (c) RETENTION OF LIENS. Each holder of a Claim in Class 2C shall retain the liens securing such holder's Secured Claim as of the Effective Date.

         4.3.     CLASS 3 -- UNSECURED CLAIMS

                  4.3.1.   CLASS 3A -- GENERAL UNSECURED CLAIMS

                           (a) NONIMPAIRMENT. Class 3A is unimpaired by the Plan. Each holder of a Claim in Class 3A is conclusively presumed to have accepted the Plan as a holder of an Allowed Class 3A General Unsecured Claim and is not entitled to vote to accept or reject the Plan.

                           (b) DISTRIBUTIONS. Each holder of an Allowed Class 3A General Unsecured Claim shall, at the Debtors' option, (i) retain unaltered its legal, equitable and contractual rights; (ii) receive payment in full in Cash on the Effective Date; (iii) receive payment in any other manner agreed upon by such holder and the Debtors, subject to the consent of the Creditors' Committee; or (iv) receive such other treatment as will render the Claim unimpaired. Such Claims shall remain subject to all legal and equitable defenses of the Debtors or the Reorganized Debtors.

                 4.3.2.   CLASS 3B -- SENIOR NOTE CLAIMS

                           (a) IMPAIRMENT. Class 3B is impaired by the Plan. Each holder of an Allowed Class 3B Senior Note Claim as of the date of the order approving the Disclosure Statement is entitled to vote to accept or reject the Plan.

                           (b) DISTRIBUTIONS. Subject to the potential upward adjustments set forth in Section 12.5.3. herein, on the Effective Date, in full satisfaction of its Senior Note Claim, each holder of an Allowed Class 3B Senior Note Claim shall receive its Pro Rata share of 9,800,000 shares of New HMI Common Stock, and the Senior Notes shall be cancelled.

                           (c) SENIOR NOTE INDENTURE TRUSTEE EXPENSES. Subject to (i) the applicable provisions of the Bankruptcy Code and (ii) Bankruptcy Court authorization and approval to the extent necessary, the Senior Note Indenture Trustee shall be entitled to payment in full in Cash on the Effective Date for its reasonable and actual fees, costs and expenses as provided under the Senior Note Indenture notwithstanding any contrary provision in the Plan including without limitation Section 12.5.3. herein or the absolute priority rule.

                  4.3.3.   CLASS 3C -- TRUST PREFERRED CLAIMS

                           (a) IMPAIRMENT. Class 3C is impaired by the Plan. Each holder of an Allowed Class 3C Trust Preferred Claim as of the date of the Order approving the Disclosure Statement is entitled to vote to accept or reject the Plan.

                           (b) DISTRIBUTIONS. Subject to the potential adjustments set forth in Section 12.5.3. herein, on the Effective Date, in full satisfaction of its Class 3C Trust Preferred Claim each holder of an Allowed Class 3C Trust Preferred Claim shall receive its Pro Rata share of (i) 200,000 shares of New HMI Common Stock and (ii) 125,000 Class A Warrants, and the Trust Preferred Securities and Convertible Subordinated Debentures shall be cancelled. Fractional shares and warrants shall be treated in accordance with Section 6.2.8. hereof.

                           (c) EXPENSES. Subject to (x) the applicable provisions of the Bankruptcy Code, and (y) Bankruptcy Court authorization and approval to the extent necessary, each of (i) the Property Trustee and the Delaware Trustee, as provided under the Trust Preferred Securities Declaration, (ii) the Convertible Subordinated Debenture Indenture Trustee, as provided under the Convertible Subordinated Debenture Indenture, and (iii) the Guarantee Trustee, as provided under the Guarantee Agreement, shall be entitled to payment in full in Cash on the Effective Date for its reasonable and actual fees, costs and expenses notwithstanding any contrary provision in the Plan including without limitation Section 12.5.3. herein or the absolute priority rule.

                  4.3.4.   CLASS 3D -- INTERCOMPANY CLAIMS

                           (a) NONIMPAIRMENT. Class 3D is unimpaired by the Plan. Each holder of a Claim in Class 3D is conclusively presumed to have accepted the Plan as a holder of an Allowed Class 3D Intercompany Claim and is not entitled to vote to accept or reject the Plan.

                           (b) DISTRIBUTIONS. On the Effective Date, each Claim in Class 3D shall be Reinstated.

1.4.     CLASS 4 -- DEBT SECURITIES TRADING CLAIMS

                  4.4.1.   CLASS 4A -- SENIOR NOTE SECURITIES TRADING CLAIMS

                           (a) IMPAIRMENT. Class 4A is impaired by the Plan. Because no distribution will be made to holders of Class 4A Senior Note Securities Trading Claims nor shall such holders retain any property on account of such Claims, the holders of Class 4A Senior Note Securities Trading Claims are deemed to reject the Plan.

                           (b) DISTRIBUTIONS. The holders of Class 4A Senior Note Securities Trading Claims shall not be entitled to receive any distribution under the Plan on account of their Claims in such Class.

                  4.4.2. CLASS 4B -- CONVERTIBLE SUBORDINATED DEBENTURE SECURITIES TRADING CLAIMS

                           (a) IMPAIRMENT. Class 4B is impaired by the Plan. Because no distribution will be made to holders of Class 4B Convertible Subordinated Debenture Securities Trading Claims nor shall such holders retain any property on account of such Claims, the holders of Class 4B Convertible Subordinated Debenture Securities Claims are deemed to reject the Plan.

                           (b) DISTRIBUTIONS. The holders of Class 4B
                           Convertible Subordinated Debenture Securities Trading Claims shall not be entitled to receive any distribution under the Plan on account of their Claims in such Class.

         4.5.     CLASS 5 -- COMMON STOCK IN SUBSIDIARIES

                  4.5.1. NONIMPAIRMENT. Class 5 is unimpaired by the Plan. Each holder of an Interest in Class 5, I.E., HMI and its subsidiaries, is conclusively presumed to have accepted the Plan as a holder of Class 5 Interest and is not entitled to vote to accept or reject the Plan.

                  4.5.2. DISTRIBUTIONS. On the Effective Date, each Interest in Class 5 will be Reinstated.

         4.6. CLASS 6 -- HMI COMMON STOCK AND COMMON STOCK SECURITIES TRADING CLAIMS

                  4.6.1. IMPAIRMENT. Class 6 is impaired by the Plan. Each holder of an HMI Common Stock Interest and/or Allowed HMI Common Stock Securities Trading Claim as of the date of the order approving the Disclosure Statement shall be entitled to vote to accept or reject the Plan.

                  4.6.2. DISTRIBUTIONS. Subject to the potential adjustments set forth in Section

                  12.5.3 herein, on the Effective Date, each holder of an HMI Common Stock Interest and/or Allowed HMI Common Stock Securities Trading Claim as of the Effective Date shall receive its Pro Rata share of 125,000 Class A Warrants, the HMI Common Stock Interests shall be cancelled and the HMI Common Stock Securities Trading Claims shall be satisfied and released. Fractional warrants shall be treated in accordance with Section 6.2.8. hereof.

         4.7.     CLASS 7 -- HMI OPTIONS

                  4.7.1. IMPAIRMENT. Class 7 is impaired by the Plan. Because no distribution will be made to holders of Class 7 Interests nor shall such holders retain any property on account of such Interests, the holders of Class 7 Interests are deemed to reject the Plan.

                  4.7.2. DISTRIBUTIONS. No distribution shall be made to holders of HMI Options in Class 7 on account of such Interests, and such HMI Options shall be cancelled on the Effective Date.


ARTICLE 5.

                          PROVISIONS OF NEW SECURITIES
                        TO BE ISSUED PURSUANT TO THE PLAN

         5.1. NEW HMI COMMON STOCK. The principal terms of the New HMI Common Stock shall be as follows:

                  (a)      AUTHORIZATION:  20,000,000 shares.

                  (b)      PAR VALUE:  $.01 per share.

                  (c) VOTING: One vote per share, with cumulative voting rights.

                  (d)      PREEMPTIVE RIGHTS:  None.

                  (e) REGISTRATION: Shall be deemed a registered public offering under Section 1145(c) of the Bankruptcy Code.

                  (f) ANTI-DILUTION: Subject to dilution by the exercise of Class A Warrants and shares issued pursuant to the New Long-Term Incentive Plan.

         5.2. CLASS A WARRANTS. The principal terms of the Class A Warrants shall be as follows:

                  (a) AUTHORIZATION: 250,000 Class A Warrants, each exercisable to purchase one share of New HMI Common Stock.

                  (b)      EXERCISE PRICE:  $38.49 per share payable in Cash.

                  (c)      TERM:  4 years from the Effective Date.

                  (d)      ANTI-DILUTION: No anti-dilution provision.

                  (e) The Class A Warrants shall be in form and substance satisfactory to the Creditors' Committee.


ARTICLE 6.

                  MEANS OF IMPLEMENTATION, PROVISIONS REGARDING
                   VOTING AND DISTRIBUTIONS UNDER THE PLAN AND
               TREATMENT OF DISPUTED, CONTINGENT, AND UNLIQUIDATED
               ADMINISTRATIVE EXPENSE CLAIMS, CLAIMS AND INTERESTS

         6.1.     VOTING OF CLAIMS AND INTERESTS

                  6.1.1. IN GENERAL. Each holder of Claims and Interests in an impaired Class shall be entitled to vote separately to accept or reject the Plan as provided in the order entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (a copy of which is annexed to the Disclosure Statement as Exhibit B).

                  6.1.2. CONTROVERSY CONCERNING IMPAIRMENT. In the event of a controversy as to whether any Claim or Class of Claims or Interests is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

         6.2.     METHOD OF DISTRIBUTIONS UNDER THE PLAN

                  6.2.1. IN GENERAL. All distributions under the Plan shall be made by the Reorganized Debtors. All distributions under the Plan to the holders of Allowed Claims or Interests governed by an indenture shall be made in accordance with the provisions of the applicable indenture.

                  6.2.2. DISTRIBUTIONS OF CASH. Any payment of Cash made by the Reorganized Debtors pursuant to the Plan shall be made by check and payment shall be deemed made when the check is transmitted.

                  6.2.3. TIMING OF DISTRIBUTIONS. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be due on the next succeeding Business Day. All payments or distributions due on the Effective Date shall be made thereon or as soon as practicable thereafter, but in no event later than 10 calendar days after the Effective Date.

                  6.2.4. TRUSTEES' FEES AND EXPENSES. The Trustees shall be entitled to payment from Reorganized HMI for the Trustees' reasonable fees and reimbursement of the Trustees' actual and reasonable costs and expenses incurred in connection with the Trustees' making distributions under the Plan.

                  6.2.5. HART-SCOTT-RODINO COMPLIANCE. Any shares of New HMI Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

                  6.2.6. JONES ACT COMPLIANCE. In order to assure compliance with the Jones Act, the Certificate of Incorporation of Reorganized HMI contains provisions limiting the aggregate ownership of "Non-Citizens" of each class of Reorganized HMI's capital stock to 24.99% of the outstanding shares of each such class. Consequently, in order to receive certificates for New HMI Common Stock following the Effective Date, holders of Senior Notes and Trust Preferred Securities will be required to provide information concerning citizenship.

                  6.2.7. MINIMUM DISTRIBUTIONS. Payment of Cash less than twenty-five dollars need not be made by Reorganized HMI to any holder of a Claim unless a request therefor is made in writing to Reorganized HMI within one year following the Effective Date.

                  6.2.8. FRACTIONAL SHARES AND WARRANTS. Notwithstanding any other provision in the Plan to the contrary, no fractional shares of New HMI Common Stock or fractional Class A Warrants shall be issued pursuant to the Plan. Whenever any payment of a fraction of a share of New HMI Common Stock or of a Warrant would otherwise be required under the Plan, the actual distribution made shall reflect a rounding of such fraction to the nearest whole share or Warrant (up or down), with half shares or Warrants or less being rounded down and fractions in excess of half of a share or Warrant being rounded up.

                  6.2.9. UNCLAIMED DISTRIBUTIONS

                           (1) Any Cash or other distributions pursuant to the Plan, including but not limited to any distributions of interest, that are unclaimed for a period of five
                           (5) years after distribution thereof shall be forfeited and revested in the Reorganized Debtors.

                           (2) Any distribution made on behalf of a holder of a Class 5 Claim to the indenture trustee for the Senior Notes pursuant to the Plan that is unclaimed by the holder of a Senior Note Claim for a period of five
                           (5) years after distribution thereof shall be forfeited and returned to and revested in Reorganized HMI.

                           (3) Any distribution made on behalf of a holder of a Class 6 Trust Preferred Securities Interest to the Property Trustee for the Trust Preferred Securities pursuant to the Plan that is unclaimed by the holder of Trust Preferred Securities for a period of five
                           (5) years after distribution thereof shall be forfeited and returned to and revested in Reorganized HMI.

         6.3. DISTRIBUTIONS RELATING TO DISPUTED CLAIMS. Cash, shares of New HMI Common Stock and Warrants shall be distributed by Reorganized HMI to a holder of a Disputed Administrative Expense Claim or disputed Claim when, and to the extent that, such Disputed Administrative Expense Claim or disputed Claim becomes an Allowed Administrative Expense Claim or Allowed Claim pursuant to a Final Order; PROVIDED, however, that the undisputed portion of any disputed Claim shall be paid on the Effective Date together with interest thereon to the same extent as an Allowed Claim in the same Class as that Claim. As to the disputed portion of any disputed Claim, any distribution in respect thereof shall be made in accordance with the Plan to the holder of such Claim based upon the amount of such disputed portion that becomes an Allowed Administrative Expense Claim or Allowed Claim, as the case may be, together with interest thereon to the same extent as an Allowed Claim in the same Class as that Claim.

         6.4. RESOLUTION OF DISPUTED ADMINISTRATIVE EXPENSE CLAIMS AND DISPUTED CLAIMS. Unless otherwise ordered by the Bankruptcy Court after notice and a hearing (and except as to (i) Claims of the Debtors' officers, directors and employees and (ii) applications for allowances of compensation and reimbursement of expenses, under Sections 330 and 503 of the Bankruptcy Code), the Debtors from and after the Effective Date shall have the exclusive right to make and file objections to Administrative Expense Claims and Claims.

         6.5. REFINANCING OF DIP CREDIT FACILITY. On the Effective Date, the Reorganized Debtors will enter into the Exit Financing Facility, the proceeds of which will be used to repay all of the Debtors' obligations under the DIP Credit Facility and provide working capital to the Reorganized Debtors.

         6.6.     CANCELLATION AND SURRENDER OF EXISTING SECURITIES AND
        AGREEMENTS

                  6.6.1. On the Effective Date, except as otherwise provided herein, (a) all promissory notes and other instruments evidencing any Claims under the DIP Credit Facility, any Senior Note Claims or Convertible Subordinated Debenture Claims, will be terminated, cancelled and extinguished and will have no further legal effect other than as evidence of any right to receive distributions under the Plan, and (b)(i) the Senior Note Indenture, (ii) the Convertible Subordinated Debenture Indenture, (iii) the Trust Preferred Securities Declaration, and (iv) the Guarantee Agreement shall each be terminated and cancelled, PROVIDED, HOWEVER, that each of the foregoing documents (i)-(iv) shall continue in effect solely for the purposes of (A) allowing the Trustees to make the distributions to be made on account of the Senior Note Claims, the Convertible Subordinated Debenture Claims and the Guarantee Claims, as applicable, under the Plan, (B) permitting the Trustees to maintain any rights or liens they may have for fees, costs and expenses under each of the Senior
                  Note Indenture, the Convertible Subordinated Debenture Indenture, the Trust Preferred Securities Declaration and the Guarantee Agreement, as applicable, (C) preserving the rights, protections and immunities of each of the Trustees as set forth in the applicable documents, and (D) allowing the Delaware Trustee to take the actions set forth in Section 6.7 hereof. Also on the Effective Date, all Trust Preferred Securities, shares of HMI Common Stock and HMI Options will be cancelled and extinguished, and will have no further legal effect other than as evidence, in the case of Trust Preferred Securities and shares of HMI Common Stock, of any right to receive distributions under the Plan.

                  6.6.2. Each holder of a promissory note or other instrument evidencing an obligation under the DIP Credit Facility shall surrender such promissory note or instrument to Reorganized HMI. The holders of Class 3B Senior Note Claims shall deliver to the Senior Note Indenture Trustee standard and customary evidence of their Senior Notes. The holders of Class 3C Trust Preferred Claims shall deliver to the Property Trustee standard and customary evidence of their Trust Preferred Securities. Each holder of an HMI Common Stock Interest in Class 6 shall surrender its share certificates to the Transfer Agent for HMI Common Stock. No distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note, share certificate or instrument is received by Reorganized HMI or the relevant Trustee or transfer agent, as the case may be, or the unavailability of such note or instrument is established to the reasonable satisfaction of Reorganized HMI. Reorganized HMI may require any entity delivering an affidavit of loss and indemnity to furnish a surety bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to Reorganized HMI from a surety company satisfactory to Reorganized HMI. Any holder that fails within five (5) years after the date of entry of the Confirmation Order (i) to surrender or cause to be surrendered such promissory note, share certificate or instrument, (ii) to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to Reorganized HMI, or
                  (iii) if requested, to furnish a bond reasonably satisfactory to the Reorganized HMI upon request, shall be deemed to have forfeited all rights, Claims, and interests and shall not participate in any distribution hereunder.

         6.7. TERMINATION OF HVIDE CAPITAL TRUST. On the Effective Date, pursuant to the Confirmation Order, Hvide Capital Trust will be terminated and dissolved without any further action required on the part of any person, and the Delaware Trustee is hereby authorized to file a certificate of dissolution with the Secretary of State of Delaware and to take such other action as may be necessary in furtherance thereof.

         6.8. LISTING OF NEW HMI COMMON STOCK AND CLASS A WARRANTS. Reorganized HMI shall use its reasonable best efforts to cause the shares of New HMI Common Stock and the Class A Warrants to be listed on a national securities exchange or the NASDAQ National Market System, and to obtain and maintain a trading symbol for each of the New HMI Common Stock and Class A Warrants. Certain entities that may hold, or manage or advise accounts that hold, more than 10% of the New HMI Common Stock upon the Effective Date shall be entitled to the benefits of the Registration Rights Agreement attached as Exhibit "A" hereto.

ARTICLE 7.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         7.1.     ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED
         LEASES

                  7.1.1. EXECUTORY CONTRACTS. Except as otherwise provided herein or by the Confirmation Order, as of the Effective Date, all executory contracts (other than unexpired leases) that exist between any Debtor and any person shall be deemed assumed as of the Effective Date, including without limitation all indemnification obligations described in Section 7.2 hereof and all benefit obligations described in Sections 7.3 and 7.4 hereof, except for any executory contract (i) which has been rejected pursuant to an order of the Bankruptcy Court entered on or prior to the Confirmation Date, (ii) set forth in Schedule 7.1(a) hereto to be filed on or prior to seven days prior to the hearing on confirmation of the Plan, or
                  (iii) as to which a motion for approval of the rejection of such contract has been filed and served on or prior to the Confirmation Date. The executory contracts set forth in
                  Schedule 7.1(a) hereto shall be deemed rejected as of the Effective Date. Each Debtor shall pay all amounts that have come due and owing on or before the Effective Date with respect to its respective obligations under assumed executory contracts immediately upon resolution of amounts thereby owing, and execution of appropriate documents evidencing withdrawal of claims therefor, or upon further order of the Bankruptcy Court.

                  7.1.2. UNEXPIRED LEASES. Except as otherwise provided herein or by the Confirmation Order, as of the Effective Date, all unexpired leases that exist between any Debtor and any person shall be deemed assumed as of the Effective Date, except for any unexpired lease (i) which has been rejected pursuant to an order of the Bankruptcy Court entered on or prior to the Confirmation Date or by operation of law, or (ii) as to which a motion for approval of the rejection of such lease has been filed and served on or prior to the Confirmation Date. Each Debtor shall pay all amounts that have come due and owing on or before the Effective Date with respect to its respective obligations under assumed leases immediately upon resolution of amounts thereby owing, and execution of appropriate documents evidencing withdrawal of claims therefor, or upon further order of the Bankruptcy Court.

                  7.1.3. APPROVAL OF ASSUMPTION OR REJECTION OF LEASES AND CONTRACTS. Entry of the Confirmation Order shall constitute
                  (i) the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 7.1(a) and (b) hereof, (ii) the extension of time pursuant to Section 365(d)(4) of the Bankruptcy Code within which the Debtors may assume or reject the executory contracts and unexpired leases specified in Section 7.1(a) and (b) hereof through the date of entry of an order approving the assumption or rejection of such contracts and leases, (iii) the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts set forth in Schedule 7.1(a) hereto, and (iv) the disallowance of all Claims arising from contracts and leases assumed prior to or as of the Effective Date.

                  7.1.4. CURE OF DEFAULTS. On the Effective Date, each of the Reorganized Debtors shall Cure any and all defaults under any executory contract or unexpired lease it respectively assumed pursuant to the Plan in accordance with Section 365(b)(1) of the Bankruptcy Code.

                  7.1.5. BAR DATE FOR FILING PROOFS OF CLAIM RELATING TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES REJECTED PURSUANT TO THE PLAN. Unless the Bankruptcy Court fixes a different time period pursuant to an order approving the rejection of a contract or lease, Claims arising out of the rejection of an executory contract or unexpired lease pursuant to this Section
                  7.1 must be filed with the Bankruptcy Court no later than thirty days after notice of entry of an order approving the rejection of such contract or lease. Any Claims not filed within such time will be forever barred from assertion against their estate, the Reorganized Debtors and their property and will not receive any distributions under the Plan. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as Class 3 Claims under the Plan.

         7.2. INDEMNIFICATION OBLIGATIONS. For purposes of the Plan, the obligations of each Debtor to indemnify, reimburse or limit the liability of its present and any former directors, officers or employees that were directors, officers or employees on or after the Commencement Date against any obligations pursuant to their Articles of Incorporation, Bylaws, similar organizational documents, applicable state law or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, reimbursement or limitation is owed in connection with an event occurring before, on, or after the Commencement Date.

         7.3. COMPENSATION AND BENEFIT PROGRAMS. All employment and severance practices and policies, and all compensation and benefit plans, policies, and programs of each Debtor applicable to its directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs and life, disability and other insurance plans are treated as executory contracts under the Plan and are hereby assumed pursuant to Section 365(a) of the Bankruptcy Code, subject to any and all modification and termination rights of the Debtors contained therein.

         7.4. RETIREE BENEFITS. Payments, if any, due to any person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise), maintained or established in whole or in part by the Debtors prior to the Commencement Date, shall be continued for the duration of the period the Debtors have obligated themselves to provide such benefits, subject to any and all modification and termination rights of the Debtors contained therein. The Debtors shall pay all amounts that have come due and owing on or before the Effective Date with respect to assumed retiree benefits immediately upon resolution of amounts thereby owing, and execution of appropriate documents evidencing withdrawal of claims therefor, or upon further order of the Bankruptcy Court.


ARTICLE 8.

                         PROVISIONS REGARDING CORPORATE
                      GOVERNANCE OF THE REORGANIZED DEBTOR

         8.1. GENERAL. On the Effective Date, the management, control and operation of each of the Reorganized Debtors shall become the general responsibility of the respective Boards of Directors of the Reorganized Debtors (or as otherwise provided in its governing instruments), which shall thereafter have the responsibility for the management, control and operation of the Reorganized Debtors.

         8.2. MEETINGS OF STOCKHOLDERS. The first annual meeting of the stockholders of Reorganized HMI shall be held on a date selected by the Board of Directors of Reorganized HMI in calendar year 2000.

         8.3.     DIRECTORS AND OFFICERS OF REORGANIZED HMI

                  8.3.1. BOARD OF DIRECTORS. As of the Effective Date, the Board of Directors of Reorganized HMI shall initially consist of seven individuals designated by the Creditors' Committee after consultation with HMI. The names of such individuals shall be disclosed prior to the hearing to consider confirmation of the Plan.

                  8.3.2. OFFICERS. The officers of Reorganized HMI immediately prior to the Effective Date shall serve as the initial officers of Reorganized HMI on and after the Effective Date in accordance with any employment agreement with Reorganized HMI and applicable nonbankruptcy law.

         8.4. NEW CERTIFICATE OF INCORPORATION AND NEW BY-LAWS. Effective as of the Effective Date, HMI will be reincorporated under the laws of the State of Delaware and the New Certificate of Incorporation and By-laws of Reorganized HMI shall be adopted in substantially the form annexed hereto as EXHIBITS C and D, respectively.

         8.5. ISSUANCE OF NEW SECURITIES. The issuance of the following equity securities by Reorganized HMI is hereby authorized under Section 1145 of the Bankruptcy Code without further act or action under applicable law, regulation, order, or rule:

                  (a) approximately 10,000,000 shares of New HMI Common Stock;
                      and

                  (b) approximately 250,000 Class A Warrants.

ARTICLE 9.

                         EFFECT OF CONFIRMATION OF PLAN

         9.1. REVESTING OF ASSETS

                  9.1.1. The property of the estate of the Debtors shall revest in the respective Reorganized Debtors on the Effective Date.

                  9.1.2. From and after the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire, and dispose of their properties free of any restrictions of the Bankruptcy Code except as provided herein.

                  9.1.3. As of the Effective Date, all property of the Debtors shall be free and clear of all Claims and Interests of holders of Claims and Interests, except as provided herein.

                  9.1.4. Any rights or causes of action accruing to the Debtors and Debtors in Possession, including those accruing or arising under chapter 5 of the Bankruptcy Code, shall remain assets of the estates of the respective Reorganized Debtors. To the extent necessary, the Reorganized Debtors shall be deemed representatives of the estate under Section 1123(b) of the Bankruptcy Code.

         9.2. DISCHARGE OF DEBTORS. The rights afforded herein and the treatment of all Claims and Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtors and the Debtors in Possession, or any of their assets or properties. Except as otherwise provided herein, (a) on the Effective Date, all such Claims against, and Interests in, the

         Debtors shall be satisfied, discharged, and released in full and (b) all persons shall be precluded from asserting against the respective Reorganized Debtors, their successors, or their assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature occurring prior to the Confirmation Date.


ARTICLE 10.

                            EFFECTIVENESS OF THE PLAN

         10.1. CONDITIONS PRECEDENT. The Plan shall not become effective unless the following conditions have been satisfied: (a) the Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Debtors and the Creditors' Committee providing, among other things, (i) that the New HMI Stock (including New HMI Stock issued upon the exercise of the Class A Warrants) and the Class A Warrants to be issued to holders of Claims and Interests pursuant to the Plan, are exempt from registration pursuant to Section 1145 of the Bankruptcy Code, (ii) for the approval of (A) the Class A Warrant Agreement, (B) the Registration Rights Agreement, (C) the New By-laws of Reorganized HMI, (D) the New Certificate of Incorporation of Reorganized HMI, (E) the Exit Financing Facility and (F) the New Long-Term Incentive Plan, and all of which shall be in form and substance satisfactory to the Creditors' Committee, and such Order shall have become a Final Order unless such requirement of finality is waived by the mutual consent of the Debtors and the Creditors' Committee; (b) the Reorganized Debtors shall have closed on the Exit Financing Facility such that the Reorganized Debtors shall have credit availability thereunder to repay the DIP Credit Facility and to provide working capital sufficient to meet their requirements as determined by the Reorganized Debtors and the Creditors' Committee; and (c) consummation of the Plan, including distribution of the securities in accordance with the terms of the Plan, shall not preclude the Reorganized Debtors from operating their respective businesses in compliance with the Jones Act.

         10.2. EFFECT OF FAILURE OF CONDITIONS. In the event that any of the conditions specified in Section 10.1 of the Plan has not been satisfied or waived (in the manner provided in Section 10.3 below) within 60 days after entry of the Confirmation Order, then the Debtors may, upon notification to the Creditors' Committee and the Bankruptcy Court, terminate the Plan. Upon termination of the Plan (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Interests shall be restored to the STATUS QUO ANTE as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and
         (d) all the Debtors' obligations with respect to the Claims and Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

         10.3. WAIVER OF CONDITIONS. The conditions to effectiveness of the Plan set forth in Section 10. 1 of the Plan may be waived only upon the express written consent of the Debtors and the Creditors' Committee.

ARTICLE 11.

                            RETENTION OF JURISDICTION

         The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

         11.1. To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

         11.2. To determine any and all pending adversary proceedings, applications, and contested matters;

         11.3. To hear and determine any objection to Administrative Expense Claims or to Claims, including but not limited to the reasonableness of the Trustees' Claims;

         11.4. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

         11.5. To issue such orders in aid of execution of the Plan or in furtherance of the discharge, to the extent authorized by Section 1142 of the Bankruptcy Code;

         11.6. To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         11.7. To hear and determine all applications for compensation and reimbursement of expenses of professionals under Sections 330, 331 and 503(b) of the Bankruptcy Code;

         11.8. To ensure that distributions and rights granted to holders of Allowed Claims and

         Interests are accomplished as provided herein;

         11.9. To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan;

         11.10. To recover all assets of the Debtors and property of the estate, wherever located;

         11.11. To hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

         11.12. To hear any other matter not inconsistent with the Bankruptcy Code; and

         11.13.   To enter a final decree closing the Chapter 11 Cases.


ARTICLE 12.

                            MISCELLANEOUS PROVISIONS

         12.1. EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. Each of the Chief Executive Officer, President and each Executive and Senior Vice President of each Debtor and Reorganized Debtor is authorized in accordance with his authority under the resolutions of the Board of Directors of each such Debtor or Reorganized Debtor, as the case may be, to execute, deliver, file, or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

         12.2. EXEMPTION FROM TRANSFER TAXES. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax, including but not limited to the Florida document stamp tax.

         12.3. EXCULPATION, RELEASES, AND INDEMNIFICATION. None of the Reorganized Debtors, the Creditors' Committee, or the Trustees or any of their respective members, officers, directors, employees, attorneys, advisors or agents shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan except for willful misconduct or gross negligence, and, in all respects, the Reorganized Debtor, the Creditors' Committee, each of the Trustees and each of their respective members, officers, directors, employees, attorneys, advisors and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

                  Upon the Effective Date, pursuant to Section 1123(b)(3)(A) of the Bankruptcy Code, any and all claims held by the Debtors against any present or former officers or directors shall be forever settled, waived, released and discharged, and will not be retained or enforced by the Reorganized Debtors. Further, upon the Effective Date any and all claims and causes of action, whether direct or derivative, against any present or former officer or director of the Debtors by any holder of a Claim or Interest under the Plan shall similarly be forever settled, waived, released and discharged, and not retained or enforced by such holder.

                  Reorganized HMI agrees to indemnify and hold harmless each of the members of the Creditors' Committee, and their respective members, officers, directors, partners, employees, attorneys, agents, and advisors and each of their respective successors and assigns from and against any and all claims, suits, actions, liabilities, and judgments and costs related thereto (including any defense costs associated therewith on an Aas incurred@ basis) arising under or with respect to any act or omission in connection with, or arising out of, (i) the negotiation, documentation or implementation of the transactions contemplated herein (including the consideration of alternatives thereto (if any)), (ii) the pursuit of confirmation of the Plan, (iii) the consummation of the Plan or (iv) the administration of the Plan or property to be distributed under the Plan, except if such claim or liability is determined by a court of competent jurisdiction to have arisen as a direct result of such entity's gross negligence or willful misconduct.

         12.4. TERMINATION OF CREDITORS' COMMITTEE. Except as otherwise provided in this section 12.4, on the date by which both (a) the Effective Date has occurred and (b) the Confirmation Order has become a Final Order, the Creditors' Committee shall cease to exist and its members, employees or agents (including, without limitation, attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from any further authority, duties, responsibilities and obligations relating to, arising from, or in connection with the Creditors' Committee. The Creditors' Committee shall continue to exist after such date (i) solely with respect to all the applications filed pursuant to section 330 and 331 of the Bankruptcy Code seeking payment of fees and expenses incurred by any professional, (ii) any post-confirmation modifications to, or motions seeking the enforcement of the provisions of the Plan or the Confirmation Order, and (iii) any matters pending as of the Effective Date in the Chapter 11 Cases, until such matters are finally resolved.

         12.5. AMENDMENT OR MODIFICATION OF THE PLAN; SEVERABILITY

                  12.5.1. The Debtors may, with the consent of the Creditors' Committee, alter, amend, or modify the treatment of any Claim provided for under the Plan; PROVIDED, HOWEVER, that the holder of such Claim agrees or consents to any such alteration, amendment or modification.

                  12.5.2. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

                  12.5.3. Notwithstanding anything to the contrary herein, in the event an objection to confirmation of the Plan is filed by holders of Class 4 Debt Securities Trading Claims and is not withdrawn or overruled by December 1, 1999, the Debtors reserve the right to seek entry of the Confirmation Order notwithstanding such objection and, to the extent necessary, shall withhold distributions to holders of Allowed Class 3C Trust Preferred Claims and/or Allowed Class 6 HMI Common Stock Interests and HMI Common Stock Trading Claims (if any) until resolution of such objections and the allowance or disallowance of such Class 4 Debt Securities Trading Claims. To the extent the Bankruptcy Court finds that the Plan cannot be confirmed because any distributions to holders of Allowed Class 3C Trust Preferred Claims and/or Allowed Class 6 HMI Common Stock Interests and HMI Common Stock Trading Claims (if any) would violate section 1129 of the Bankruptcy Code, the Plan shall be modified to provide that such distributions shall be provided to the holders of Allowed Class 3B Senior Notes Claims in accordance with the absolute priority rule.

         12.6.    REVOCATION OR WITHDRAWAL OF THE PLAN

                  12.6.1. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date, subject to the consent of the Creditors' Committee, which shall not be unreasonably withheld.

                  12.6.2. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

         12.7. BINDING EFFECT. The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, the holders of Claims and Interests, and their respective successors and assigns, except as expressly set forth herein.

         12.8. NOTICES. Any notice required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid, to be addressed as follows:

         To the Debtors:

                  HVIDE MARINE INCORPORATED
                  2200 Eller Drive
                  P.O. Box 13038
                  Fort Lauderdale, Florida 33316
                  Attn:    Robert B. Lamm, Esq.

         with copies to:

                  KRONISH LIEB WEINER & HELLMAN LLP
                  1114 Avenue of the Americas
                  New York, New York 10036-7798
                  Attn:    Robert J. Feinstein, Esq.

                           and

                  YOUNG, CONAWAY, STARGATT & TAYLOR LLP
                  11th Floor, Rodney Square North
                  Wilmington, Delaware 19899-0391
                  Attn: Laura Davis Jones, Esq.

         To the Creditors' Committee:

                  c/o MILBANK, TWEED, HADLEY & McCLOY LLP
                  One Chase Manhattan Plaza
                  New York, New York 10005-1413
                  Attn:    Luc A. Despins, Esq.
                           Dennis F. Dunne, Esq.

                           and

                  ASHBY & GEDDES
                  One Rodney Square
                  P.O. Box 1150
                  Wilmington, DE 19899
                  Attn:    William P. Bowden, Esq.

         12.9. POST-EFFECTIVE DATE PROFESSIONAL FEES. The Reorganized Debtors may retain and compensate professionals and reimburse such professionals' expenses, for services rendered on or after the Effective Date, without the necessity of approval by the Bankruptcy Court pursuant to the provisions of Sections 327, 328 ET SEQ. of the Bankruptcy Code.

         12.10. GOVERNING LAW. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof that would require the application of any laws of any other jurisdiction.

         12.11. WITHHOLDING AND REPORTING REQUIREMENTS. In connection with the Plan and all instruments issued in connection therewith and distributions thereunder, the Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

         12.12. PLAN SUPPLEMENT. Forms of the Registration Rights Agreement, the Class A Warrant Agreement, the New By-laws of Reorganized HMI, the New Certificate of Incorporation of Reorganized HMI, the Exit Financing Facility documents and other documents shall be in form and substance satisfactory to the Creditors' Committee and contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least ten days prior to the Confirmation Date. Upon its filing with the Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request in accordance with applicable provisions of the Disclosure Statement.

         12.13. HEADINGS. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

         12.14. EXHIBITS. All Exhibits to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

         12.15. FILING OF ADDITIONAL DOCUMENTS. On or before substantial consummation of the

         Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, provided such documents are in form and substance satisfactory to the Creditors' Committee.

Dated: November 1, 1999

                                    HVIDE MARINE INCORPORATED,
                                    a Florida corporation

                                    By:_________________________

                                    HVIDE MARINE INTERNATIONAL,
                                       INC.
                                    HVIDE MARINE TRANSPORT, INC.
                                    HVIDE MARINE TOWING, INC.
                                    HVIDE MARINE TOWING SERVICES,
                                       INC.
                                    HMI CAYMAN HOLDINGS, INC.
                                    HMI OPERATORS, INC.
                                    LIGHTSHIP LIMITED PARTNER
                                       HOLDINGS, LLC
                                    LONE STAR MARINE SERVICES, INC.
                                    OCEAN SPECIALTY TANKERS
                                       CORPORATION
                                    OFFSHORE MARINE MANAGEMENT
                                       INTERNATIONAL, INC.
                                    SEABULK ALBANY, INC.
                                    SEABULK ALKATAR, INC.
                                    SEABULK AMERICA PARTNERSHIP, LTD.
                                    SEABULK ARABIAN, INC.
                                    SEABULK ARCTIC EXPRESS, INC.
                                    SEABULK ARIES II, INC.
                                    SEABULK ARZANAH, INC.
                                    SEABULK BARRACUDA, INC.
                                    SEABULK BATON ROUGE, INC.
                                    SEABULK BECKY, INC.
                                    SEABULK BETSY, INC.
                                    SEABULK BUL HANIN, INC.
                                    SEABULK CAPRICORN, INC.
                                    SEABULK CARDINAL, INC.
                                    SEABULK CAROL, INC.
                                    SEABULK CAROLYN, INC.
                                    SEABULK CHAMP, INC.
                                    SEABULK CHRISTOPHER, INC
                                    SEABULK CLAIBORNE, INC.

                                    SEABULK CLIPPER, INC.
                                    SEABULK COMMAND, INC.
                                    SEABULK CONDOR, INC.
                                    SEABULK CONSTRUCTOR, INC.
                                    SEABULK COOT I, INC.
                                    SEABULK COOT II, INC.
                                    SEABULK CORMORANT, INC.
                                    SEABULK CYGNET I, INC.
                                    SEABULK CYGNET II, INC.
                                    SEABULK DANAH, INC.
                                    SEABULK DAYNA, INC.
                                    SEABULK DEBBIE, INC.
                                    SEABULK DEFENDER, INC.
                                    SEABULK DIANA, INC.
                                    SEABULK DISCOVERY, INC.
                                    SEABULK DUKE, INC.
                                    SEABULK EAGLE II, INC.
                                    SEABULK EAGLE, INC.
                                    SEABULK EMERALD, INC.
                                    SEABULK ENERGY, INC.
                                    SEABULK EXPLORER, INC.
                                    SEABULK FALCON II, INC.
                                    SEABULK FALCON, INC.
                                    SEABULK FREEDOM, INC.
                                    SEABULK FULMAR, INC.
                                    SEABULK GABRIELLE, INC.
                                    SEABULK GANNET I, INC.
                                    SEABULK GANNET II, INC.
                                    SEABULK GAZELLE, INC.
                                    SEABULK GIANT, INC.
                                    SEABULK GREBE, INC.
                                    SEABULK HABARA, INC.
                                    SEABULK HAMOUR, INC.
                                    SEABULK HARRIER, INC.
                                    SEABULK HATTA, INC.
                                    SEABULK HAWAII, INC.
                                    SEABULK HAWK, INC.
                                    SEABULK HERCULES, INC.
                                    SEABULK HERON, INC.
                                    SEABULK HORIZON, INC.
                                    SEABULK HOUBARE, INC.
                                    SEABULK IBEX, INC.
                                    SEABULK ISABEL, INC.

                                    SEABULK JASPER, INC.
                                    SEABULK JEBEL ALI, INC
                                    SEABULK KATIE, INC..
                                    SEABULK KESTREL, INC.
                                    SEABULK KING, INC.
                                    SEABULK KNIGHT, INC.
                                    SEABULK LAKE EXPRESS, INC.
                                    SEABULK LARA, INC.
                                    SEABULK LARK, INC.
                                    SEABULK LIBERTY, INC.
                                    SEABULK LINCOLN, INC.
                                    SEABULK LULU, INC.
                                    SEABULK MAINTAINER, INC.
                                    SEABULK MALLARD, INC.
                                    SEABULK MARLENE, INC.
                                    SEABULK MARTIN I, INC.
                                    SEABULK MARTIN II, INC.
                                    SEABULK MASTER, INC.
                                    SEABULK MERLIN, INC.
                                    SEABULK MUBARRAK, INC.
                                    SEABULK NEPTUNE, INC.
                                    SEABULK OCEAN SYSTEMS
                                       CORPORATION
                                    SEABULK OCEAN SYSTEMS
                                       HOLDINGS CORPORATION
                                    SEABULK OFFSHORE ABU DHABI,
                                       INC.
                                    SEABULK OFFSHORE DUBAI, INC.
                                    SEABULK OFFSHORE
                                       HOLDINGS, INC.
                                    SEABULK OFFSHORE INTERNATIONAL, INC.
                                    SEABULK OFFSHORE GLOBAL
                                       HOLDINGS, INC.
                                    SEABULK OFFSHORE LTD.
                                    SEABULK OFFSHORE OPERATORS,
                                       INC.
                                    SEABULK OFFSHORE OPERATORS
                                       NIGERIA LIMITED
                                    SEABULK OFFSHORE OPERATORS
                                       TRINIDAD LIMITED
                                    SEABULK OFFSHORE U.K. LTD.
                                    SEABULK OREGON, INC.
                                    SEABULK ORYX INC.

                                    SEABULK OSPREY, INC.
                                    SEABULK PELICAN, INC.
                                    SEABULK PENGUIN I, INC.
                                    SEABULK PENGUIN II, INC.
                                    SEABULK PENNY, INC.
                                    SEABULK PERSISTENCE, INC.
                                    SEABULK PETREL, INC.
                                    SEABULK PLOVER, INC.
                                    SEABULK POWER, INC.
                                    SEABULK PRIDE, INC.
                                    SEABULK PRINCE, INC.
                                    SEABULK PRINCESS, INC.
                                    SEABULK PUFFIN, INC.
                                    SEABULK QUEEN, INC.
                                    SEABULK RAVEN, INC
                                    SEABULK RED TERN LIMITED
                                    SEABULK ROOSTER, INC.
                                    SEABULK SABINE, INC.
                                    SEABULK SALIHU, INC.
                                    SEABULK SAPPHIRE, INC.
                                    SEABULK SARA, INC.
                                    SEABULK SEAHORSE, INC.
                                    SEABULK SENGALI, INC.
                                    SEABULK SERVICE, INC.
                                    SEABULK SHARI, INC.
                                    SEABULK SHINDAGA, INC.
                                    SEABULK SKUA I, INC.
                                    SEABULK SNIPE, INC.
                                    SEABULK SUHAIL, INC.
                                    SEABULK SWAN, INC.
                                    SEABULK SWIFT, INC.
                                    SEABULK TANKERS, LTD.
                                    SEABULK TAURUS, INC.
                                    SEABULK TENDER, INC.
                                    SEABULK TIMS I, INC.
                                    SEABULK TITAN, INC.
                                    SEABULK TOOTA, INC.
                                    SEABULK TOUCAN, INC.
                                    SEABULK TRADER, INC.
                                    SEABULK TRANSMARINE II, INC
                                    SEABULK TRANSMARINE
                                       PARTNERSHIP, LTD.
                                    SEABULK TREASURE ISLAND, INC.

                                    SEABULK UMM SHAIF, INC.
                                    SEABULK VERITAS, INC.
                                    SEABULK VIRGO I, INC.
                                    SEABULK VOYAGER, INC.
                                    SEABULK ZAKUM, INC.
                                    SEAMARK LTD. INC.
                                    SUN STATE MARINE SERVICES, INC.
                                    HVIDE MARINE de VENEZUELA, S.R.L.

                                    By:________________________________

                                    MARANTA, S.A.

                                    By:________________________________

                                    HVIDE CAPITAL TRUST

                                    By:________________________________

                                    KRONISH LIEB WEINER & HELLMAN LLP

                                    By:________________________________
                                            Robert J. Feinstein, Esq.
                                    1114 Avenue of the Americas
                                    New York, New York 10036-7798
                                    (212) 479-6000


                                      -and-

                                    YOUNG, CONAWAY, STARGATT & TAYLOR LLP

                                    By:__________________________________
                                            Laura Davis Jones, Esq.
                                    Rodney Square North, 11 Floor
                                    P.O. Box 391
                                    Wilmington, Delaware 19899-0391
                                    (302) 571-6600

                                    Co-Counsel for the Debtors and
                                            Debtors in Possession